EXHIBIT 99.1

Simmons First to Present At 2009 Stephens Inc. Spring Investment Conference

PINE BLUFF, Ark., May 26, 2009 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced that J. Thomas May, Chairman and Chief Executive Officer, is scheduled to present at the Stephens Inc. Spring Investment Conference to be held June 2 - 3, 2009 in New York, New York.

Mr. May will present on Tuesday, June 2 beginning at 9:00 a.m. Eastern Time. The presentation slides and audio webcast will be available through Simmons First's web site at www.simmonsfirst.com and will be archived and available for replay for approximately 90 days.

Simmons First National Corporation is an Arkansas based financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 88 offices, of which 84 are financial centers, in 47 communities.

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

CONTACT:  Simmons First National Corporation
          David W. Garner, Senior Vice President and
           Investor Relations Officer
          (870) 541-1000